           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997
                                                    REGISTRATION NO. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                   ----------

                           LASER POWER CORPORATION
            (Exact name of Registrant as specified in its charter)

                                   ----------

             DELAWARE                                  95-3423358
   (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification Number)


                             12777 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (619) 755-0700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                            1981 STOCK OPTION PLAN
                            1993 STOCK OPTION PLAN
                      WARRANTS TO PURCHASE COMMON STOCK
                       OPTIONS TO PURCHASE COMMON STOCK
                          1997 EQUITY INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN

                                   ----------

                               GLENN H. SHERMAN
        CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
                           LASER POWER CORPORATION
                            12777 HIGH BLUFF DRIVE
                         SAN DIEGO, CALIFORNIA 92130
                                (619) 755-0700
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                  Copies to:

                               D. BRADLEY PECK
                               EDWARD C.Y. YIP
                           ALEXANDER A. FITZPATRICK
                              COOLEY GODWARD LLP
                       4365 EXECUTIVE DRIVE, SUITE 1100
                             SAN DIEGO, CA 92121
                                (619) 550-6000

                                   ----------

                       CALCULATION OF REGISTRATION FEE

================================================================================================
                                                      PROPOSED     PROPOSED
                                                      MAXIMUM      MAXIMUM
         TITLE OF SECURITIES            AMOUNT TO     OFFERING    AGGREGATE       AMOUNT OF
           TO BE REGISTERED                 BE         PRICE       OFFERING      REGISTRATION
                                        REGISTERED  PER SHARE(1)   PRICE(1)          FEE
------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value         2,958,279   $3.00-$6.00  $13,590,109      $4,118.21
================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under Registrant's 1981 Stock Option Plan, as amended (the "1981 Plan"), 1993 Stock Option Plan (the "1993 Plan") and 1997 Equity Incentive Plan (the "1997 Plan"), Warrants to Purchase Common Stock previously granted by Registrant as compensation for services rendered as a director of the Registrant, Options previously granted by Registrant as compensation for consulting services rendered to the Registrant and (b) for shares issuable under the 1997 Plan and shares issuable under the Employee Stock Purchase Plan, calculated on the basis of the average of the high and low sales price of the Registrant's Common Stock on June 23, 1996 as reported on the Nasdaq National Market. The following chart shows the calculation of the registration fee:

------------------------------------------------------------------------------
                                                                    Aggregate
       Type of Shares         Number of Shares   Offering Price     Offering
                                                   Per Share          Price
------------------------------------------------------------------------------
Common Stock issuable             404,324            $3.00          $1,212,972
pursuant to outstanding
options under the 1981 Stock
Option Plan
------------------------------------------------------------------------------
Common Stock issuable              3,333             $3.00           $9,999.00
pursuant to outstanding
options under the 1993 Stock
Option Plan
------------------------------------------------------------------------------
Common Stock issuable             542,633            $4.50       $2,441,848.50
pursuant to outstanding
options under the 1993 Stock
Option Plan
------------------------------------------------------------------------------
Common Stock issuable              66,666            $3.00         $199,998.00
pursuant to outstanding
options (granted outside any
plan)
------------------------------------------------------------------------------
Common Stock issuable             274,663            $4.50       $1,235,983.50
pursuant to outstanding
options (granted outside any
plan)
------------------------------------------------------------------------------
Common Stock issuable             383,330            $3.00       $1,149,990.00
pursuant to outstanding
warrants
------------------------------------------------------------------------------
Common Stock issuable              33,330            $4.50         $149,985.00
pursuant to outstanding
warrants
------------------------------------------------------------------------------
Common Stock issuable              7,332             $6.00          $43,992.00
pursuant to outstanding
options under the 1997
Equity Incentive Plan
------------------------------------------------------------------------------
Common Stock issuable under       992,668            $5.75       $5,707,841.00
the 1997 Equity Incentive
Plan
------------------------------------------------------------------------------
Common Stock issuable under       250,000            $5.75       $1,437,500.00
the Employee Stock Purchase
Plan
------------------------------------------------------------------------------

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Prospectus contained in the Form SB-2 Registration Statement (No. 333-24421) filed by Laser Power Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") on April 2, 1997, as amended through the date hereof (the "SB-2"), is hereby incorporated by reference into this Registration Statement except as superseded or modified herein. The Registrant has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as of the date hereof. A description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on May 29, 1997, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of Delaware (the "Delaware Law"), the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

         The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Registrant has entered into similar indemnity agreements with certain of its key employees.

         At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

         The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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
ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------
   4.1      Registrant's Amended and Restated Certificate of Incorporation.(1)

   4.2      Registrant's Amended and Restated Bylaws.(1)

   4.3      Specimen Stock Certificate.(1)

   5.1      Opinion of Cooley Godward LLP.

   23.1     Consent of Ernst & Young LLP, Independent Auditors.

   23.2     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

   24.1     Power of Attorney.  Reference is made to page 5.

   99.1     Registrant's Second Amended and Restated 1981 Stock Option Plan.(1)

   99.2     Form of Incentive Stock Option Agreement under Registrant's 1981
            Plan.(1)

   99.3     Registrant's 1993 Stock Option Plan.(1)

   99.4     Form of Incentive Stock Option Agreement under the 1993 Plan.(1)

   99.5     Form of Nonstatutory Stock Option Agreement under the 1993 Plan.(1)

   99.6     Registrant's 1997 Equity Incentive Plan.(1)

   99.7     Form of Incentive Stock Option Agreement under the 1997 Plan.(1)

   99.8     Form of Nonstatutory Stock Option Agreement under the 1997.(1)

   99.9 Form of Warrant issued by Registrant in favor of certain directors of Registrant.(1)

   99.10    Registrant's Employee Stock Purchase Plan.(1)

(1) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-24421) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 26, 1997.

                                       LASER POWER CORPORATION

                                       By /s/ Glenn H. Sherman
                                          ------------------------------
                                          Glenn H. Sherman, Ph.D.
                                          Chairman of the Board and Chief
                                          Executive Officer


                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn H. Sherman and Paul P. Wickman, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ GLENN H. SHERMAN, Ph.D.       Chairman of the Board and        June 26, 1997
------------------------------    Chief Executive Officer
Glenn H. Sherman, Ph.D.           (Principal Executive Officer)



/s/ PAUL P. WICKMAN, Jr.          Senior Vice President,           June 26, 1997
------------------------------    and Secretary
Paul P. Wickman, Jr.              Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

/s/ DOUGLAS H. TANIMOTO, Ph.D.    Director                         June 26, 1997
------------------------------
Douglas H. Tanimoto, Ph.D.

/s/ WILLIAM G. FREDRICK           Director                         June 26, 1997
------------------------------
William G. Fredrick

/s/ ROBERT G. KLIMASEWSKI         Director                         June 26, 1997
------------------------------
Robert G. Klimasewski

/s/ RICHARD C. LAIRD              Director                         June 26, 1997
------------------------------
Richard C. Laird


/s/ KENNETH E. OLSON              Director                         June 26, 1997
------------------------------
Kenneth E. Olson

/s/ JOHN C. STISKA                Director                         June 26, 1997
------------------------------
John C. Stiska
